EX-99.(d)(xxvi)

                      AMENDMENT TO SUB-MANAGEMENT AGREEMENT

         This Amendment is made as of August 2, 2005 between Janus Capital Management LLC, a Delaware limited liability company ("JCM"), Perkins, Wolf,
McDonnell and Company, a Delaware limited liability company ("PWM") and AIG SunAmerica Asset Management Corp., a Delaware corporation ("SAAMCo").

                                   BACKGROUND

         A. JCM, PWM and SAAMCo are parties to a Sub-Management Agreement dated August 28, 2003 (the "Agreement").

         B. The parties wish to amend the Agreement as set forth below.

                                    AMENDMENT

         For  good  and  valuable   consideration,   the  receipt  of  which  is
acknowledged, the parties agree as follows:

         1. Schedule A of the Agreement shall be deleted and replaced with the attached.

         2. The Agreement, as supplemented by this Amendment, is ratified and confirmed.

         3. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

JANUS CAPITAL MANAGEMENT LLC                AIG SUNAMERICA ASSET
                                            MANAGEMENT CORP.


By:                                          By:
   --------------------------------------       --------------------------------
Name:  Bonnie M. Howe                      Name:  Peter A. Harbeck
     ------------------------------------       --------------------------------
Title: Vice President                      Title: President and CEO
      -----------------------------------        -------------------------------

PERKINS, WOLF, McDONNELL and COMPANY, LLC



By: _________________________________
Name: _______________________________
Title: ______________________________

                                   SCHEDULE A



                                                              FEE RATE
                                                          (as a % of average
PORTFOLIO                                                daily net Asset Value)
---------                                                ----------------------

Focused 2000 Value Portfolio

Focused Mid-Cap Value Portfolio

Revised January 12, 2005

JANUS CAPITAL MANAGEMENT LLC


By:  ________________________________
Name:  Bonnie M. Howe
Title: Vice President

PERKINS, WOLF, MCDONNELL AND COMPANY, LLC


By:  ________________________________
Name:
Title:

AIG SUNAMERICA ASSET MANAGEMENT CORP.


By:  ________________________________
       Name:  Peter A. Harbeck
       Title: President and CEO